Exhibit 1.01

TERMS AGREEMENT

May 22, 2023

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attention:    Assistant Treasurer

Ladies and Gentlemen:

We understand that Citigroup Inc., a Delaware corporation (the “Company”), proposes to issue and sell US$3,200,000,000 aggregate principal amount of its 6.174% Fixed Rate / Floating Rate Subordinated Notes Due 2034 (the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, the entities listed on Annex A hereto, as underwriters (the “Underwriters”), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.550% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Closing Date shall be May 25, 2023, at 9:30 a.m. (Eastern Time). The closing shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP located at One Liberty Plaza, New York, New York 10006.

The Securities shall have the terms set forth in Annex B hereto. The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company (“DTC”) or its nominees, as described in the Prospectus relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear Bank SA/NV and Clearstream Banking S.A. and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus. Principal and interest on the Securities shall be payable in United States dollars, and the record date for the Securities shall be the business day immediately preceding each Interest Payment Date (as defined in Annex B). Sections 12.02 and 12.03 of the indenture, dated as of November 13, 2013, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended from time to time, the “Indenture”) relating to defeasance and discharge and covenant defeasance, respectively, shall apply to the Securities.

All the provisions contained in the document entitled “Citigroup Inc.— Amended and Restated Debt Securities — Underwriting Agreement — Basic Provisions” dated March 7, 2023 (the “A&R Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the A&R Basic Provisions had been set forth in full herein

Terms defined in the Basic Provisions are used herein as therein defined. The Execution Time means 3:20 p.m. (Eastern Time).

The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 5121 of the Financial Industry Regulatory Authority, Inc.

Selling Restrictions:

European Economic Area

Each Underwriter represents and agrees that no Securities which are the subject of the offering contemplated by the Prospectus Supplement may be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or

(2) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

United Kingdom

Each Underwriter represents and agrees that no Securities which are the subject of the offering contemplated by the Prospectus Supplement may be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(2) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(3) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

Additionally, in the United Kingdom, the Prospectus Supplement and the accompanying Prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are, (i) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the FSMA (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus as “relevant persons.” Accordingly, each Underwriter represents and agrees that such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The Prospectus Supplement and the accompanying Prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

Hong Kong

Each Underwriter:

(a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than to (i) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEA”). Each Underwriter represents and agrees that it has not and will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the account or benefit of, any resident of Japan (including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, any resident of Japan for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (1) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the FIEA and (2) in compliance with the other applicable laws, regulations and governmental guidelines of Japan.

Singapore

The Prospectus Supplement and accompanying Prospectus relating to this offering have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, such Prospectus Supplement and accompanying Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a Relevant Person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each Underwriter will notify (whether through the distribution of the Prospectus Supplement and accompanying Prospectus relating to this offering or otherwise) each of the following Relevant Persons specified in Section 275 of the SFA which has subscribed or purchased Securities from or through that Underwriter, namely a person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 of the SFA except:

(1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a Relevant Person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; or

(2) where no consideration is given for the transfer; or

(3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority. Each of Oversea-Chinese Banking Corporation Limited (“OCBC Bank”) and ICBC Standard Bank Plc (“ICBC Bank”) is restricted in its Securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase Securities that are offered or sold in the United States. Accordingly, OCBC Bank and ICBC Bank shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Securities that may be offered or sold by other underwriters in the United States. Each of OCBC Bank and ICBC Bank shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Karen Wang, Esq., Assistant General Counsel – Capital Markets of the Company, is counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is special tax counsel to the Company and counsel to the Underwriters.

Please accept this offer no later than 9:00 p.m. (Eastern Time) on May 22, 2023 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

“We hereby accept your offer, set forth in the Terms Agreement, dated May 22, 2023, to purchase the Securities on the terms set forth therein.”

Very truly yours,

CITIGROUP GLOBAL MARKETS INC., on behalf of the Underwriters named herein

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

ACCEPTED:

CITIGROUP INC.

By:	/s/ Elissa Steinberg
Name: Elissa Steinberg
Title: Assistant Treasurer

ANNEX A

Name of Underwriter	Principal Amount of Securities
Citigroup Global Markets Inc.	$1,796,000,000
Academy Securities, Inc.	$32,000,000
American Veterans Group, PBC	$32,000,000
AmeriVet Securities, Inc.	$32,000,000
Bancroft Capital, LLC	$32,000,000
CAVU Securities, LLC	$32,000,000
Drexel Hamilton, LLC	$32,000,000
Mischler Financial Group, Inc.	$32,000,000
Multi-Bank Securities, Inc.	$32,000,000
Roberts & Ryan Investments, Inc.	$32,000,000
Barclays Capital Inc.	$24,000,000
BBVA Securities Inc.	$24,000,000
BMO Capital Markets Corp.	$24,000,000
Capital One Securities, Inc.	$24,000,000
CIBC World Markets Corp.	$24,000,000
HSBC Securities (USA) Inc.	$24,000,000
ING Financial Markets LLC	$24,000,000
Intesa Sanpaolo S.p.A.	$24,000,000
Lloyds Securities Inc.	$24,000,000
MUFG Securities Americas Inc.	$24,000,000
Natixis Securities Americas LLC	$24,000,000
Nordea Bank AB	$24,000,000
PNC Capital Markets LLC	$24,000,000
RBC Capital Markets, LLC	$24,000,000
Santander US Capital Markets LLC	$24,000,000
Scotia Capital (USA) Inc.	$24,000,000
SG Americas Securities, LLC	$24,000,000
SMBC Nikko Securities America, Inc.	$24,000,000
Standard Chartered Bank	$24,000,000
TD Securities (USA) LLC	$24,000,000
Truist Securities, Inc.	$24,000,000
U.S. Bancorp Investments, Inc.	$24,000,000
UBS Securities LLC	$24,000,000
ANZ Securities, Inc.	$12,000,000
Apto Partners, LLC	$12,000,000
Banco de Sabadell, S.A.	$12,000,000

Bank of China Limited, London Branch	$12,000,000
BNY Mellon Capital Markets, LLC	$12,000,000
C.L. King & Associates, Inc.	$12,000,000
Cabrera Capital Markets LLC	$12,000,000
CastleOak Securities, L.P.	$12,000,000
China CITIC Bank International Limited	$12,000,000
Citizens Capital Markets, Inc.	$12,000,000
Commerz Markets LLC	$12,000,000
Commonwealth Bank of Australia	$12,000,000
Danske Markets Inc.	$12,000,000
DBS Bank Ltd.	$12,000,000
Desjardins Securities Inc.	$12,000,000
Deutsche Bank Securities Inc.	$12,000,000
DZ Financial Markets LLC	$12,000,000
Emirates NBD Bank PJSC	$12,000,000
Erste Group Bank AG	$12,000,000
Fifth Third Securities, Inc.	$12,000,000
Great Pacific Securities	$12,000,000
Huntington Securities, Inc.	$12,000,000
ICBC Standard Bank Plc	$12,000,000
Independence Point Securities LLC	$12,000,000
KeyBanc Capital Markets Inc.	$12,000,000
M&T Securities Inc.	$12,000,000
Mashreqbank psc	$12,000,000
Mediobanca – Banca di Credito Finanziario S.p.A.	$12,000,000
Melvin Securities LLC	$12,000,000
Mizuho Securities USA LLC	$12,000,000
nabSecurities, LLC	$12,000,000
National Bank of Canada Financial Inc.	$12,000,000
NatWest Markets Securities Inc.	$12,000,000
Nomura Securities International, Inc.	$12,000,000
Oversea-Chinese Banking Corporation Limited	$12,000,000
Penserra Securities LLC	$12,000,000
R. Seelaus & Co., LLC	$12,000,000
Rabo Securities USA, Inc.	$12,000,000
RB International Markets (USA) LLC	$12,000,000
Regions Securities LLC	$12,000,000
Samuel A. Ramirez & Company	$12,000,000
San Blas Securities, LLC	$12,000,000
Security Capital Brokerage, Inc.	$12,000,000
Stern Brothers & Co.	$12,000,000
Tigress Financial Partners LLC	$12,000,000
United Overseas Bank Limited	$12,000,000
Westpac Capital Markets LLC	$12,000,000

Total	$3,200,000,000

ANNEX B

FINAL TERM SHEET